UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of
The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):
May 25, 2004

DIGITAL RIVER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344

(Address of principal executive offices)  (Zip Code)

(952) 253-1234

(Registrant's telephone number, including area code)

Item 5. Other Events

On May 25, 2004, Digital River, Inc. (the “Company”) announced its intention to sell, subject to market and other conditions, $175 million of Convertible Senior Notes due 2024 in a private, unregistered offering. The Company expects to grant the initial purchaser a 90-day option to purchase up to an additional $20 million principal amount of the notes. The full text of the press release relating to the notes is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release titled “Digital River Announces Offering of Convertible Senior Notes” dated as of May 25, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

/s/ Carter D. Hicks
Carter D. Hicks
Chief Financial Officer
Date: May 25, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press Release titled “Digital River Announces Offering of Convertible Senior Notes” dated as of May 25, 2004